EXHIBIT 99.1
Index to Audited Consolidated Financial Statements of Acopia Networks, Inc. and
Subsidiaries

Report of Independent Auditors
The Board of Directors and Stockholders of
Acopia Networks, Inc.
We have audited the accompanying consolidated balance sheet of Acopia Networks, Inc. (a Delaware corporation) and subsidiaries (the Company) as of December 31, 2006, and the related consolidated statements of operations, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the year ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Acopia Networks, Inc. and subsidiaries at December 31, 2006, and the consolidated results of their operations and their cash flows for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States.
As discussed in Note 2 to the consolidated financial statements, on January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, which requires the Company to recognize expense related to the fair-value of share-based compensation awards.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses and will need to obtain additional funding or alternative means of financial support or both prior to December 31, 2007 in order to sustain operations. These factors raise substantial doubt concerning the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are discussed in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.
August 6, 2007

Acopia Networks, Inc. and Subsidiaries
Consolidated Balance Sheet
December 31, 2006

Assets
Current assets:
Cash and cash equivalents	$3,712,836
Marketable securities	12,000,000
Accounts receivable, net	2,795,663
Inventory	2,825,148
Current portion of deferred cost of revenue	1,106,791
Prepaid expenses	280,915
Other current assets	86,390

Total current assets	22,807,743

Property and equipment, net	2,043,858

Deferred cost of revenue, net of current portion	775,526
Other assets	167,677

Total assets	$25,794,804

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$912,262
Current portion of capital lease obligations	24,797
Accrued expenses and other current liabilities	1,644,957
Current portion of deferred revenue	4,575,218

Total current liabilities	7,157,234

Deferred revenue, net of current portion	3,305,953
Deferred rent	219,557
Capital lease obligations, net of current portion	38,316

Commitments (Note 4)

Series A redeemable convertible preferred stock, $0.01 par value:
Authorized–10,960,000 shares
Issued and outstanding –10,960,000 shares (at redemption and liquidation value)	10,960,000
Series B redeemable convertible preferred stock, $0.01 par value:
Authorized –25,751,087 shares
Issued and outstanding –25,751,087 shares (at redemption and liquidation value)	30,000,017
Series C redeemable convertible preferred stock, $0.01 par value:
Authorized–19,297,298 shares
Issued and outstanding –19,297,298 shares (at redemption and liquidation value)	24,990,001
Series D redeemable convertible preferred stock, $0.01 par value:
Authorized–14,103,425 shares
Issued and outstanding –13,465,412 (at redemption and liquidation value)	20,050,000

Stockholders’ deficit:
Common stock, $0.001 par value:
Authorized –97,000,000 shares
Issued and outstanding –8,778,738 shares	8,779
Additional paid-in capital	2,327,050
Treasury stock–3,765,118 shares	—
Accumulated deficit	(73,262,103)

Total stockholders’ deficit	(70,926,274)

Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$25,794,804

See accompanying notes.

Acopia Networks, Inc. and Subsidiaries
Consolidated Statement of Operations
Year Ended December 31, 2006

Revenues	$2,947,281
Cost of revenues	1,463,241

Gross profit	1,484,040

Operating expenses:
Research and development	10,879,468
Sales and marketing	10,811,445
General and administrative	1,600,937

Total operating expenses	23,291,850
Loss from operations	(21,807,810)

Interest income, net	1,032,563

Net loss	$(20,775,247)

See accompanying notes.

Acopia Networks, Inc. and Subsidiaries
Consolidated Statement of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

	Series A Redeemable		Series B Redeemable		Series C Redeemable		Series D Redeemable
	Convertible Preferred		Convertible Preferred		Convertible Preferred		Convertible Preferred
	Stock		Stock		Stock		Stock		Common Stock			Treasury Stock
					Number		Number				Additional				Total
	Number of	Carrying	Number of		of	Carrying	of	Carrying	Number	Par	Paid-In	Number of		Accumulated	Stockholders’
	Shares	Value	Shares	Carrying Value	Shares	Value	Shares	Value	of Shares	Value	Capital	Shares	Amount	Deficit	Deficit

Balance at December 31, 2005	10,960,000	$10,960,000	25,751,087	$30,000,017	19,297,298	$24,990,001	—	$—	7,208,635	$7,209	$1,696,221	3,765,118	$—	$(52,398,445)	$(50,695,015)
Issuance of Series D redeemable convertible preferred stock, net of issuance costs of $88,418	—	—	—	—	—	—	13,465,412	20,050,000	—	—	—	—	—	(88,411)	(88,411)

Vesting of restricted common stock	—	—	—	—	—	—	—	—	270,362	270	27,270	—	—	—	27,540

Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	368,176	—	—	—	368,176

Exercise of stock options	—	—	—	—	—	—	—	—	1,299,741	1,300	235,383	—	—	—	236,683

Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(20,775,247)	(20,775,247)

Balance at December 31, 2006	10,960,000	$10,960,000	25,751,087	$30,000,017	19,297,298	$24,990,001	13,465,412	$20,050,000	8,778,738	$8,779	$2,327,050	3,765,118	$—	$(73,262,103)	$(70,926,274)

See accompanying notes.

Acopia Networks, Inc. and Subsidiaries
Consolidated Statement of Cash Flows
Year Ended December 31, 2006

Operating activities
Net loss	$(20,775,247)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	413,373
Stock-based compensation	368,176
Changes in assets and liabilities:
Accounts receivable	(1,945,854)
Inventory	(1,326,407)
Prepaid expenses	(112,931)
Deferred cost of revenue	(1,369,928)
Other current assets	6,770
Accounts payable	676,741
Deferred revenue	5,812,908
Accrued expenses	546,411
Deferred rent liability	86,261

Net cash used in operating activities	(17,619,727)

Investing activities
Purchase of marketable securities	(17,000,000)
Sale of marketable securities	14,500,000
Increase in other assets	(52,797)
Purchase of property and equipment	(648,523)

Net cash used in investing activities	(3,201,320)

Financing activities
Proceeds from sale of preferred stock, net	19,961,589
Payments on capital lease obligations	(36,144)
Proceeds from exercise of common stock options	236,683

Net cash provided by financing activities	20,162,128

Decrease in cash and cash equivalents	(658,919)

Cash and cash equivalents at beginning of year	4,371,755

Cash and cash equivalents at end of year	$3,712,836

Supplemental disclosure
Cash paid for interest	$3,563

Supplemental disclosures of noncash financing activities
Equipment purchased under capital lease	$72,061

Vesting of restricted refundable common stock purchase price	$27,540

See accompanying notes.

Acopia Networks, Inc. and Subsidiaries
Note to Consolidated Financial Statements
1. Organization
Acopia Networks, Inc. and subsidiaries (the Company) was incorporated on December 26, 2001, under the laws of the state of Delaware. The Company is a developer of network switch equipment and software, which is used by large enterprises to enhance performance and gain efficiencies for existing server and storage systems.
Since operations commenced, the Company has devoted substantially all of its efforts to business planning, hiring personnel, product development, acquiring operational assets, and raising capital. The Company remained in the development stage until the later half of 2004 when the Company began commercial shipment of its products and recognized revenue.
The Company is subject to a number of risks common to companies at its stage and in its industry, including, but not limited to, the uncertainty of obtaining additional financing, competition from larger companies, the uncertainty of successful development and market acceptance of products, protection of proprietary technology, dependence on key personnel, and the uncertainty of future profitability. During the year ended December 31, 2006, the Company incurred losses of approximately $20.8 million; and as of December 31, 2006, the Company had an accumulated deficit of approximately $73.3 million. The Company has funded these losses primarily through equity financings. Based upon the Company’s current plans, the Company will be required to obtain additional funding, or alternative means of financial support or both prior to December 31, 2007 in order to sustain operations. These factors raise substantial doubt concerning the Company’s ability to continue as a going concern. The Company is currently pursuing various sources of financial support, including obtaining funds through an additional equity financing and believes that it will be able to obtain the additional financing. However, there can be no assurances that such funding or financial support will be available or adequate to allow the Company to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.
On August 6, 2007, F5 Networks, Inc., a global application delivery networking company, signed a definitive agreement to acquire 100% of the equity of Acopia Networks, Inc., for approximately $210 million cash. The transaction is expected to close on or shortly after September 14, 2007, subject to satisfaction of the closing conditions.
2. Summary of Significant Accounting Policies
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries after elimination of intercompany transactions and balances. These consolidated financial statements reflect the use of the following significant accounting policies, as described below and elsewhere in the notes to the consolidated financial statements. These consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Acopia Networks, Inc. and Subsidiaries
Note to Consolidated Financial Statements (continued)
Cash and Cash Equivalents
The Company considers all highly liquid securities purchased with original maturities of three months or less to be cash equivalents. Cash equivalents are stated at cost, which approximates market value, and consist of money market funds which management believes to have a high credit standing subject to minimal credit and market risk.
Marketable Securities
The Company determines the appropriate classification of debt securities at the time of purchase. Debt securities at December 31, 2006, with original maturities greater than three months, consist of auction market preferred and floating rate perpetual instruments which management believes to have a high credit standing subject to minimal credit and market risk and are designated as available-for-sale short-term investments. Available-for-sale securities are carried at fair value with the unrealized gains and losses reported in other comprehensive income. Realized gains and losses and declines in value judged to other-than-temporary on available-for-sale securities are included in interest income. The cost of securities sold is based on the specific-identification method. Interest and dividends on securities classified as available-for-sale are included in interest income, net.
Inventory
Inventories are stated at the lower of cost or market on the first-in, first-out (FIFO) basis and include material, labor, and overhead and consist of the following:

December 31
2006

Raw materials	$49,083
Finished goods	2,776,065

$2,825,148

Significant Customers and Concentration of Credit Risk
The Company had three customers that accounted for 10%, 10% and 11%, respectively, of revenues for the year ended December 31, 2006. Financial instruments that subject the Company to credit risk consist of cash and cash equivalents, marketable securities, and accounts receivable. The Company maintains its cash and cash equivalents and marketable securities with two financial institutions. At December 31, 2006, the Company had four customers that accounted for 31%, 16%, 14% and 10%, respectively, of accounts receivable.
Property and Equipment
Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. The Company provides for depreciation using the straight- line method and charges amounts to operations to allocate the cost of the assets over their estimated useful lives. The Company classifies equipment used by customers under evaluation arrangements as customer evaluation equipment. The Company depreciates customer evaluation equipment over two years beginning 90 days after the equipment is placed in service at customer locations.

Acopia Networks, Inc. and Subsidiaries
Note to Consolidated Financial Statements (continued)
Property and equipment consist of the following:

	Estimated
	Useful	December 31
	Life	2006

Computer equipment	3 years	$3,014,780
Customer evaluation equipment	2 years	718,796
Furniture and office equipment	2 years	—

		3,733,576
Less accumulated depreciation		(1,689,718)

		$2,043,858

Long-Lived Assets
The Company applies Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that the Company continually evaluate whether events or circumstances have occurred that indicate that the estimated remaining useful life of long-lived assets and certain identifiable intangibles may warrant revision, or that the carrying value of the assets may be impaired. The Company does not believe that its long-lived assets have been impaired as of December 31, 2006.
Revenue Recognition
The Company’s products incorporate software that is more than incidental to the related hardware, and accordingly, the Company recognizes revenue in accordance with the American Institution of Certified Public Accountants’ (AICPA) Statement of Position (SOP) 97-2, Software Revenue Recognition, (SOP 97-2), as amended by SOP 98-4 and SOP 98-9 and as interpreted. The Company includes shipping and handling costs charged to customers in revenue in accordance with EITF 00-10, Accounting for Shipping and Handling Fees and Costs.
The Company recognizes revenue from product sales to end users and nonstocking resellers when there are no uncertainties regarding acceptance, there is persuasive evidence of an arrangement, the sales price is fixed or determinable, and collection of the related receivable is probable. If uncertainties exist, the Company recognizes revenue when those uncertainties are resolved.
The Company’s products are not generally sold on a standalone basis. Customers typically also procure installation services and maintenance. In 2006, Company personnel were involved in almost every installation of its equipment. Until the Company provides multiple third party installation alternatives to its customers; it will not consider delivery of equipment complete until the installation is completed.
The Company’s arrangement with end user customers and resellers does not include any right of return or price protection. In multiple element arrangements that contain product and service elements, the Company recognizes revenue for the entire arrangement (product, installation, training, services and maintenance) ratably over the service period. An exception to recognizing revenue for the entire arrangement ratably over the maintenance term occurs when certain of the elements of a multiple element transaction are delivered and or accepted after the maintenance term has commenced. In that instance, all of the revenue including maintenance will be deferred until delivery and acceptance is complete, at which time there will be a catch up for the ratable amount that would have been recognized if delivery was complete and acceptance occurred on the first day of the maintenance term. This approach is referred to as the cumulative catch-up approach for recognizing revenue. Amounts collected or billed prior to satisfying the above revenue recognition criteria are reflected as deferred revenue. Deferred revenue expected to be recognized as revenue more than one year subsequent to the balance sheet date is classified as long term deferred

Acopia Networks, Inc. and Subsidiaries
Note to Consolidated Financial Statements (continued)
revenue. Additionally, the Company defers recognition and capitalizes costs associated with the deferred revenue as other current assets and long-term assets on the balance sheet if the revenue will be recognized within one year of the balance sheet date otherwise they are recognized as other long term assets. The Company recognizes these amounts as cost of revenue over the same period that revenue is recognized.
Research, Development, and Software Development Costs
The Company accounts for its software development costs in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed. Accordingly, the costs for the development of new software and substantial enhancements to existing software are expensed as incurred until technological feasibility has been established, at which time, any additional costs are capitalized. The Company believes technological feasibility has been established at the time at which a working model of the software has been completed. Because the Company believes its current process for developing software is essentially completed concurrently with the establishment of technological feasibility, no costs have been capitalized to date.
Income Taxes
The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are provided if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.
Comprehensive Income (Loss)
SFAS No. 130, Reporting Comprehensive Income, requires companies to report comprehensive income (loss) as a measure of overall performance. Comprehensive income (loss) includes all changes in equity during a period, except those resulting from investments by owners and distributions to owners. For all periods presented, the Company’s comprehensive loss is the same as its reported loss.
Limited Source Suppliers and Contract Manufacturers
Several key components of the Company’s products are currently available from limited sources. If the Company is unable to obtain sufficient quantities of these components, the manufacturing of its products would be delayed and the Company would be unable to ship its products on a timely basis. This could result in lost or delayed revenues, damage to the Company’s reputation, and increased manufacturing costs.
The Company currently subcontracts the manufacturing and assembly of its products and procurement of materials to independent manufacturers. The Company does not have significant internal manufacturing capabilities. The Company’s reliance on contract manufacturers exposes it to a number of risks, including reduced control over manufacturing capacity and component availability, product completion and delivery times, product quality, manufacturing costs, and inadequate or excess inventory levels, which could lead to product shortage or charges for excess and obsolete inventory.
Stock-Based Compensation
In December, 2004 the Financial Accounting Standards Board (FASB) issued SFAS No. 123(R), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach under SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. Effective January

Acopia Networks, Inc. and Subsidiaries
Note to Consolidated Financial Statements (continued)
1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment, (SFAS No. 123R) to account for all stock options granted to employees and non-employees. Prior to January 1, 2006, the Company had accounted for options to employees and directors using the intrinsic value method. Under the intrinsic value method, compensation associated with stock awards to employees is determined as the difference, if any, between the fair value of the underlying common stock on the date stock compensation is measured and the price an employee must pay to exercise the award. As the Company previously accounted for stock-based compensation using the intrinsic value and used the minimum value method for disclosures of the fair value of awards under SFAS No. 123, Accounting for Stock-Based Compensation, the Company adopted SFAS No. 123R using the prospective method. Under the prospective method, the Company applies the requirements of SFAS No. 123R prospectively to new awards and to awards modified, repurchased, or cancelled after the January 1, 2006 implementation date. Accordingly, results for fiscal years prior to January 1, 2006 do not include, and have not been restated to reflect, amounts associated with the requirements of SFAS No. 123R. The Company continues to account for any portion of awards outstanding at the date of initial application using the accounting principles originally applied to those awards, which was the intrinsic method, unless such awards are modified. Stock-based compensation to certain non-employees is accounted for in accordance with SFAS 123R, utilizing the measurement guidance of EITF 96-18 Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.
The Company has recorded total stock-based compensation expense of $368,176 for the year ended December 31, 2006. Stock-based compensation expense was recognized in the Statement of Operations as follows:

December 31
2006

Cost of goods sold	$10,140
Research and development	89,336
Sales and marketing	236,558
General and administrative	32,142

$368,176

As of December 31, 2006, there was $2,843,364 of unrecognized compensation cost related to unvested share-based compensation arrangements to be recognized in future periods. That cost is expected to be recognized over a weighted-average period of 3.5 years.
The Company’s calculations of the fair value of employee grants under its stock-based compensation arrangements were made using the Black-Scholes pricing model in 2006 using the following assumptions:

December 31
2006

Dividend yield	—%
Volatility	82.7%
Discount rate	4.54% – 4.83%
Expected life	6.25 years
Weighted-average grant-date fair value of options granted	$0.43
As there has been no public market for the Company’s Common Stock, the expected volatility for the Company’s common stock was determined based on the historical volatility of comparable publicly traded

Acopia Networks, Inc. and Subsidiaries
Note to Consolidated Financial Statements (continued)
companies in similar industries. The average expected life was determined according to the Securities Exchange Commission (SEC) shortcut approach as described in Staff Accounting Bulletin (SAB) 107, Disclosure About Fair Value of Financial Instruments Staff Accounting Bulletin. The risk-free rate for periods within the contractual life of the option is based upon the U.S. Treasury yield curve in effect at the time of grant. The Company has not paid, and does not anticipate paying, cash dividends on shares of its Common Stock; therefore, the expected dividend yield is assumed to be zero. An estimated forfeiture rate of 12.5% was applied in determining the expenses recognized in 2006, based upon historical stock options granted and forfeited. The Company engaged an independent appraisal firm to determine the fair value per share of its Common Stock, which was estimated to be $0.60 as of December 31, 2006.
Disclosure of Fair Value of Financial Instruments
The Company’s financial instruments consist mainly of cash and cash equivalents, marketable securities, accounts receivable, accounts payable, capital lease obligations, and accrued expenses. The carrying amounts of the Company’s financial instruments approximate their fair value.
Recently Issued Accounting Pronouncements
In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 157, Fair Value Measurement. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 is effective for the Company’s fiscal year beginning January 1, 2008. The Company is currently evaluating the impact of adopting SFAS 157 on its consolidated financial position and results of operations.
In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115. SFAS No. 159 permits entities to measure eligible items at fair market value as of specified election dates. Among the items eligible for such measurement are investments in subsidiaries and variable interest entities that an entity is required to consolidate, obligations under employee benefit plans, lease obligations, and various financial instruments. SFAS 159 is effective for the Company’s fiscal year beginning after November 15, 2007. The Company is currently evaluating the impact of adopting SFAS 159 on its consolidated financial position and results of operations.
In July 2006, the FASB issued FASB Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes, which clarifies the accounting for uncertain tax positions. FIN 48 requires that the Company recognize in its consolidated financial statements the impact of a tax position if that position is more likely than not of being sustained based on the technical merits of the position. The provisions of FIN 48 are effective for the Company for its fiscal year beginning January 1, 2007, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening accumulated deficit. The Company is currently evaluating the impact of adopting FIN 48 on its consolidated financial statements.
3. Marketable Securities
The following is a summary of available-for-sale securities:

		Gross	Gross
		Unrealized	Unrealized
December 31, 2006	Cost	Gains	Losses	Fair Value

Debt securities	$12,000,000	$—	$—	$12,000,000
Due after 10 years

Acopia Networks, Inc. and Subsidiaries
Note to Consolidated Financial Statements (continued)
The Company’s debt securities consist of auction market preferred and floating rate perpetual instruments that reset interest rates on a periodic basis, which allows the holder to sell at the reset date, although the underlying security does not mature on those reset dates. The Company considers these securities to be short-term due to their liquidity and the Company’s intention to liquidate these securities as part of its overall cash management plans.
The Company has not realized any material gains or losses on sales of available-for-sale securities in the year ended December 31, 2006. Additionally, the Company did not have any unrealized holding gains or losses at December 31, 2006. The fair value approximated the securities’ cost basis.
4. Commitments
Capital Lease
Property and equipment include the following amounts for computer equipment leases that have been capitalized:

December 31
2006

Computer equipment	$72,061
Less allowance for depreciation and amortization	(6,005)

$66,056

Leased assets’ amortization is included in depreciation expense.
The approximate future minimum payments under the Company’s capital lease obligations as of December 31, 2006, are as follows:

Year Ended December 31:
2007	$29,572
2008	27,297
2009	13,649

Total future minimum payments	70,518
Less amounts representing interest	(7,405)

Present value of net minimum lease payments	63,113
Less current portion	(24,797)

Long-term capital lease obligation	$38,316

Operating Leases
The Company leases its primary office space under an operating lease, which expires in 2010. The lease has an option to cancel in 2007 as long as proper notice has been given, the Company is not in default, and a one-time payment of $342,378 is delivered at the time of the notice. The Company also has a remote sales office in which the Company leases office space for $2,440 per month for a term of one year and is renewable each year. Rent expense under operating leases was $852,564 for the year ended December 31, 2006. Future minimum lease payments under the operating leases as of December 31, 2006, are as follows:

Acopia Networks, Inc. and Subsidiaries
Note to Consolidated Financial Statements (continued)

Years ended December 31:
2007	$883,047
2008	865,704
2009	865,811
2010	365,590

$2,980,152

Product Warranty
The Company warrants that any hardware will be substantially free from defects in materials and workmanship that materially affect performance and functionality under normal, proper, and intended usage and will substantially conform to any published specifications in effect on the date of delivery for a period of one year from such date. The Company warrants that Licensed Software provided will substantially conform to any published specifications in effect on the date of delivery for a period of 90 days from such date. The Company does not warrant that Customer’s use of Product(s) will be uninterrupted or error-free.
The Company will repair or replace, at the Company’s option, any Product not conforming to the warranty policy, provided that Customer has given written notice of such warranty claim within the relevant warranty period. If the Company is unable, after reasonable efforts, to repair or replace any such non-conforming Product, the customer’s sole remedy will be the refund of an amount not to exceed the actual payments received by the Company for such Product.
For the year ended December 31, 2006 the Company has reviewed the costs associated with product warranty and has recorded a warranty reserve in the amount of $15,000.
5. Redeemable Convertible Preferred Stock
During 2002, the Company issued a total of 10,960,000 shares of Series A Redeemable Convertible Preferred Stock (Series A Preferred Stock) which resulted in net cash proceeds to the Company of approximately $10.9 million. During 2003, the Company issued a total of 25,751,087 shares of Series B Redeemable Convertible Preferred Stock (Series B Preferred Stock) which resulted in net cash proceeds of approximately $30.0 million.
In October 2004, the Company issued a total of 19,305,020 shares of Series C Redeemable Convertible Preferred Stock (Series C Preferred Stock), which resulted in net cash proceeds of approximately $25.0 million. In December 2005, pursuant to a Repurchase Agreement, the Company repurchased 7,722 shares of Series C Preferred Stock from an investor.
In March 2006 and July 2006, the Company issued a total of 13,431,832 and 33,580 shares, respectively, of Series D Redeemable Convertible Preferred Stock (Series D Preferred Stock), which resulted in net cash proceeds to the Company of approximately $20.0 million.
The rights and preferences of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock (collectively the Preferred Stock) are pari passu but are senior to the rights and preferences of the Common Stock with respect to certain matters including, but not limited to, liquidation, redemption, and dividends.
In March 2006, the Company increased the authorized number of shares of all classes of stock as follows: (i) 90,000,000 shares of Common Stock, $0.001 par value per share and (ii) 70,111,810 shares of Preferred Stock, $0.01 par value per share of which 10,960,000 shares have been designated as Series A Preferred Stock, 25,751,087 shares have been designated as Series B Preferred Stock, 19,297,298 shares have been

Acopia Networks, Inc. and Subsidiaries
Note to Consolidated Financial Statements (continued)
designated as Series C Preferred Stock and 14,103,425 shares have been designated as Series D Preferred Stock. The Company also increased the number of shares of Common Stock reserved for issuance under the 2001 Stock Incentive Plan from 17,343,000 shares to 17,858,976 shares.
In July 2006, the Company increased the authorized number of shares of Common Stock from 90,000,000 shares to 97,000,000 shares and increased the total number of shares of Common Stock reserved for issuance under the 2001 Stock Incentive Plan from 17,858,976 shares to 24,858,976 shares.
Conversion
Each share of the Preferred Stock is convertible, at the option of the holder, on a one-for-one basis, into common shares, subject to adjustment in the event of a stock split, stock dividend, recapitalization or certain other changes in the capitalization, as defined. Mandatory conversion of the Preferred Stock into Common Stock will occur (i) immediately upon the closing of an underwritten public offering at a price to the public of at least $2.978 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or similar recapitalization affecting such shares) and resulting in at least $40,000,000 of net proceeds or (ii) a date agreed to in writing by the holders of shares of the Preferred Stock, voting together as a single class, representing a majority of the votes represented by all outstanding shares of the Preferred Stock. Also, pursuant to special mandatory conversion provisions, if holders of the Preferred Stock do not participate in certain future financings, shares of the Preferred Stock held by such nonparticipating holders shall automatically convert to Common Stock, at the then effective conversion rate.
Voting Rights
Each holder of outstanding shares of the Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of the Preferred Stock held by such holder are convertible as of the record date of the vote.
Dividends
The Company shall not declare, pay, or set aside any dividends on shares of Common Stock (other than dividends payable in shares of Common Stock on the outstanding shares of Common Stock) unless the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of the Preferred Stock equal to the greater of (A) $0.08 per share, per annum for Series A Preferred Stock, $0.0932 per share, per annum for Series B Preferred Stock, $0.1036 per share, per annum for Series C Preferred Stock and $0.11912 per share, per annum for Series D Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization affecting such shares) and (B) the product of (1) the per share dividend to be declared, paid, or set aside for the Common Stock, multiplied by (2) the number of shares of Common Stock into which such share of the Preferred Stock is then convertible.
The Company shall not declare, pay, or set aside any dividends on shares of any series of the Preferred Stock of the Company unless the holders of the other three series of the Preferred Stock shall first receive, or simultaneously receive, a dividend on each outstanding share of such other series of the Preferred Stock in an amount proportionate (based on the relative amounts of the dividends payable described above to the dividend per share on the first such series of the Preferred Stock determined as if all such shares of the Preferred Stock had been converted into Common Stock on the record date for determination of holders entitled to receive such dividend).
Notwithstanding the foregoing provisions, no dividend or other distribution shall accrue or be paid with respect to any share of capital stock of the Company for any period, unless and until declared by the Board

Acopia Networks, Inc. and Subsidiaries
Note to Consolidated Financial Statements (continued)
of Directors of the Company and approved by the holders of the Preferred Stock and no dividends shall automatically accrue on shares of the Preferred Stock.
As of December 31, 2006, no such dividends have been declared.
Liquidation
In the event of any voluntary or involuntary liquidation, dissolution, winding up of the Company or the acquisition of a majority control of the Company or sale of all or substantially all of the assets of the Company (sale of the Company), the holders of the Preferred Stock, then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment or declaration and setting apart for payment of any amount shall be made for the Common Stock or any other class or series of stock junior to the Preferred Stock, an amount equal to the greater of (i) $1.00 per share for the Series A Preferred Stock, $1.165 per share for the Series B Preferred Stock, $1.295 per share for the Series C Preferred Stock and $1.489 per share for the Series D Preferred Stock (subject in each case to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization affecting such shares), plus any declared but unpaid dividends, or (ii) the amount per share payable if each share of Preferred Stock had converted to Common Stock immediately prior to such liquidation, dissolution, winding up or sale of the Company. If upon the liquidation, dissolution, winding up or sale of the Company, the assets of the Company available for distribution to the stockholders is insufficient to pay the holders of shares of the Preferred Stock, the full preferential amounts to which they shall be entitled, then the holders of the Preferred Stock shall share ratably in any distribution of such assets of the Company in proportion to the respective preferred amounts payable.
After the payment to the holders of the Preferred Stock, the remaining assets of the Company available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock on a pro rata basis.
Redemption
The Company shall be obligated to offer to redeem, at a per share price equal to $1.00 per share for the Series A Preferred Stock, $1.165 per share for the Series B Preferred Stock, $1.295 per share in the case of the Series C Preferred Stock and $1.489 per share for the Series D Preferred Stock, plus all declared but unpaid dividends (subject in each case to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization affecting such shares), all of the Preferred Stock, in three equal annual installments with respect to each such series of Preferred Stock, each to commence within 60 days of each of the fifth, sixth, and seventh annual anniversary dates, respectively, of the Series D Preferred Stock original issue date, to the extent it is lawfully able to do so and if requested by the holders of shares of the Preferred Stock, voting together as a single class, representing a majority of the votes represented by all outstanding shares of the Preferred Stock. The shares to be redeemed shall be redeemed pro rata among the holders of shares of the Preferred Stock electing to accept redemption.
If the Company does not have sufficient funds available to redeem the Preferred Stock redeemable on any redemption date, the Company will redeem the maximum possible number of shares of Preferred Stock, on a pro rata basis, and redeem all remaining redeemable shares as soon as practicable after the Company has funds available.
6. Common Stock
Each share of Common Stock entitles the holder to one vote on all matters submitted to a vote of the Company’s shareholders. Holders of Common Stock are entitled to receive dividends, if any, as may be declared by the Board, subject to the preferential dividend rights of the Preferred Stock (Note 5).

Acopia Networks, Inc. and Subsidiaries
Note to Consolidated Financial Statements (continued)
At December 31, 2006, the Company had 70,111,810 shares of its Common Stock reserved for issuance upon conversion of the Preferred Stock and 16,080,238 shares of its Common Stock reserved for future issuance pursuant to the 2001 Stock Incentive Plan of which there are 3,447,386 shares remaining for future grants (Note 7).
7. 2001 Stock Incentive Plan
The Company adopted the 2001 Stock Incentive Plan (the Plan), which provides for the issuance shares of Common Stock pursuant to incentive stock options, nonqualified stock options, and restricted stock. All options are awarded at the discretion of the Board, and vest over periods as determined by the Board, generally at a rate of 25% on the first anniversary date of grant and in equal monthly installments over the next three years. Pursuant to the Plan, incentive stock options may not be granted at less than the fair market value of the Company’s Common Stock at the date of the grant, unless an employee owns or is deemed to own more than 10% of the combined voting power of all the classes of outstanding stock, in which case, the exercise price is 110% of fair market value. The option term may not exceed ten years, unless an employee owns or is deemed to own more than 10% of the combined voting power of all the classes of outstanding stock, in which case the option term is five years. Options to employees are granted with a ten year contractual life.
Restricted Stock Agreements
The Company has entered into restricted stock agreements with certain officers, employees, and consultants of the Company. The stock restrictions related to the sale and transferability of the stock lapse ratably according to a vesting schedule and are contingent upon maintaining a business relationship or continued employment by the Company. During the period from inception (December 26, 2001) through December 31, 2002, a total of 8,886,000 shares of stock were sold to the founders, employees, and consultants. Of the 8,886,000 shares, 4,221,000 shares of restricted common stock vest 20% upon issuance, 20% one year after the grant date, and in equal monthly installments thereafter over the next three years from the date of each agreement. The remaining 4,665,000 restricted common stock vest 25% one year from the date of the agreement and in equal monthly installments thereafter over three years. Vesting will accelerate upon certain change in control events. In the event that the business relationship is not maintained or that employment is terminated, the Company has the right to repurchase the unvested shares at the original purchase price. In accordance with Emerging Issues Task Force (EITF) Issue No. 00-23, Issues Related to the Accounting for Stock Compensation Under APB Opinion No. 25 and FASB Interpretation No. 44, the Company has classified the proceeds related to the unvested restricted stock as a liability until such time as the restrictions lapse. No shares were repurchased during 2006, and at December 31, 2006 no shares of restricted common stock were subject to repurchase.
Stock Option Agreements
During the year ended December 31, 2006, the Company granted options with a fair value of $3,655,408, which is being amortized into compensation expense on a straight line basis over the vesting period of the options as the services are being provided, which is generally four years.

Acopia Networks, Inc. and Subsidiaries
Note to Consolidated Financial Statements (continued)
Stock option activity for the year ended December 31, 2006 is as follows:

		Weighted-
		Average	Weighted-
		Exercise	Average
	Number of	Price Per	Remaining	Aggregate
	Shares	Share	Contract Life	Intrinsic Value

Outstanding at January 1, 2006	7,305,662	$.18
Granted	8,500,950	.58
Cancelled	(1,874,019)	.28
Exercised	(1,299,741)	.18

Outstanding at December 31, 2006	12,632,852	$.43	8.78	$2,086,731

Vested and expected to vest at December 31, 2006	11,388,436	$.43	8.73	$1,966,299

Exercisable at December 31, 2006	2,677,508	$.18	7.01	$1,123,267
A summary of the status of the Company’s unvested options as of December 31, 2006 and changes during the year then ended is presented in the table below:

		Weighted-
	Number of	Average Grant
	Shares	Date Fair Value

Unvested at January 1, 2006	5,526,910	$.04
Granted	8,500,950	.43
Vested	(2,581,656)	.05
Forfeited	(1,490,860)	.17

Unvested at December 31, 2006	9,955,344	$.35

The total fair value of stock options vesting during the year ended December 31, 2006 was $129,828.
The following table summarizes information relating to outstanding and exercisable stock options as of December 31, 2006:

Outstanding			Exercisable
	Weighted-Average
	Remaining
Number of	Contractual Life (in		Number of	Exercise
Shares	Years)	Exercise Price	Shares	Price

284,844	5.63	$0.10	284,844	$0.10
482,624	6.19	0.15	439,072	0.15
2,213,619	7.10	0.18	1,346,290	0.18
1,887,815	8.36	0.20	537,239	0.20
234,900	9.19	0.42	16,249	0.42
7,529,050	9.65	0.60	53,814	0.60

12,632,852	8.78	$0.43	2,677,508	$0.18

Acopia Networks, Inc. and Subsidiaries
Note to Consolidated Financial Statements (continued)
At December 31, 2006, a total of 3,447,386 shares are available for future grant under the Plan.
The Company’s calculations for the nonemployee grants under its stock option plan were made using the Black-Scholes option-pricing model with the following assumptions:

December 31,2006

Dividend yield	0.0%
Volatility	56% - 100%
Discount rate	3.5%-5.22%
Contractual life	1.25 – 10 years
During 2006, the Company granted 190,000 stock options to nonemployees. The Company accounts for all equity awards issued to non-employees in accordance with EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction With Selling, Goods or Services.
The non-employee stock options vest over periods ranging from immediately to four years. The Company is amortizing the fair value of these equity instruments using the accelerated method in accordance with FASB Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option Award Plans, an interpretation of APB Opinion No. 15 and 25, over their vesting period and has recorded approximately $4,500 of stock-based compensation expense related to non-employees in the accompanying statements of operations for the year ending December 31, 2006.
8. Income Taxes
The Company provides for federal and state income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under the liability method specified by SFAS No. 109, a deferred tax asset or liability is determined based upon the difference between the financial statement and tax bases of assets and liabilities, as measured by the enacted tax rates. A valuation allowance is established if it is more likely than not that all or a portion of the deferred tax assets will not be realized. Accordingly, a valuation allowance has been recorded for the full amount of the deferred tax assets due to the uncertainty of realization.
As of December 31, 2006, the components of the Company’s net deferred taxes were as follows:

Federal and state NOL carryforwards	$26,118,000
Tax credit carryforwards	3,239,000
Start-up costs	434,000
Depreciation	205,000
Other timing differences	1,753,000

Total deferred tax asset	31,749,000

Valuation allowance	(31,749,000)

Net deferred tax asset	$—

At December 31, 2006, the Company had available net operating loss carryforwards for federal and state tax purposes of approximately $65,196,000. These loss carryforwards may be utilized to offset future taxable income at various dates beginning in 2007 through 2027. They begin to expire in 2022 and 2007, respectively.

Acopia Networks, Inc. and Subsidiaries
Note to Consolidated Financial Statements (continued)
At December 31, 2006, the Company had available tax credit carryforwards for federal and state tax purposes of approximately $3,239,000. These credit carryforwards may be utilized to offset future taxable income at various dates beginning in 2007 through 2027. They begin to expire in 2022 and 2017, respectively.
Under the Internal Revenue Code, certain substantial changes in the Company’s ownership may result in an annual limitation on the amount of net operating loss and tax credit carryforwards, which may be utilized in future years.
9. 401(K) PROFIT SHARING PLAN
In 2002, the Company adopted the Acopia Networks, Inc. and Subsidiary 401(k) Profit Sharing Plan and Trust (the Plan). All employees who are 21 years of age are eligible to contribute 1% to 90% of their annual compensation, subject to Internal Revenue Service limitations. The Company may elect to make discretionary contributions to the Plan. There have been no discretionary contributions made by the Company to date.
10. RELATED-PARTY TRANSACTIONS
In 2006, the Company sold product and services to a customer who is also a stockholder for approximately $371,500. No revenue was recognized for this transaction during 2006. The Company recognized revenue of approximately $28,200 during 2006 relating to prior year sales. The Company believes that these transactions were negotiated at arms-length.